SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 29, 2008

Axion International Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

665 Martinsville Road, Basking Ridge, NJ 07920 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 524-0888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.
Item 8.01	Other Events.

On September 29, 2008, various transactions involving the outstanding debentures of Axion International Holdings, Inc. (the “Company”) were consummated. As of August 10, 2008, the Company had outstanding 13% secured convertible debentures due March 30, 2009 in the aggregate principal amount of approximately $1,550,000. As result of the transactions described below, in lieu of such 13% debentures, the Company now has outstanding 9% unsecured convertible debentures due September 30, 2010 in the aggregate principal amount of approximately $725,736.

On September 26, 2008, Divash Capital Partners LLC (“Divash”) agreed to purchase $325,000 of principal amount of the Company’s outstanding 13% Secured Convertible Debentures due March 30, 2009 (the “Debentures”) from the holders of such Debentures. In addition, Divash has the option to purchase, at any time prior to April 1, 2009, $275,000 of additional Debentures from the holders thereof. In connection with the acquisition of the Debentures, the Company agreed to issue to Divash a 9% Convertible Debenture due September 30, 2010 (the “New Debentures”) in the principal amount of $172,500. The New Debenture was issued without any further cash consideration and is convertible at a conversion price of $1.50 per share.

In addition, on September 26, 2008, the holders of the remaining outstanding Debentures and of the Company’s Series B 13% Secured Convertible Debenture due March 30, 2009 (the “Series B Debenture”) agreed to amend the Debentures and Series B Debenture (a) to reduce the annual interest rate from 13% to 9%; (b) to extend the maturity date from March 30, 2009 to September 30, 2010; and (c) to eliminate the debenture holders’ security interest in the assets of the Company and its subsidiaries.

Simultaneous with the purchase of $325,000 of the Debentures on September 29, 2008, Divash converted all such Debentures into 812,500 shares of the Company’s Common Stock. In addition, ADH Ventures LLC (“ADH”) agreed to convert, at a conversion price of $.30 per share, $389,200.20 of its Debentures into 1,297,334 shares of the Company’s Common Stock. Previously, on August 11, 2008, ADH had converted $282,564 of the Debentures into 706,410 shares of the Company’s Common Stock. In consideration for ADH’s agreement to convert the Debentures on September 29, 2008 and to amend its Debentures and Series B Debenture as described above, ADH’s remaining Debentures in the principal amount of approximately $78,236 and its Series B Debentures in the principal amount of $200,000 were amended to reduce the conversion price from $.40 per share to $.30 per share.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2008

AXION INTERNATIONAL HOLDINGS, INC.

By:	/s/ James Kerstein
Name: James Kerstein
Title: Chief Executive Officer